SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for shares of the Special Common Shares designated Clarity Fund shares of Clarity Fund, Inc., a Nebraska corporation (hereinafter referred to as the "Corporation"), at a purchase price of $10 per share.  Such shares shall have an aggregate value of at least $100,000, but shall equal the value of the total of cash and securities paid or transfered to the Corporation at closing. The undersigned intends to purchase such shares with cash and securities and agrees that the acceptance of this subscription is subject to approval by the Corporation and agrees to make payment or transfer securities for such shares herein subscribed within ten (10) days of the date of acceptance of this subscription by the Corporation or at such later time upon demand by the Corporation. Any securities transferred will be valued in accordance with the

Corporation’s pricing policies then in effect.

The undersigned hereby represents and warrants as follows:

a. The undersigned has its principal residence in the State of Iowa.

b. The undersigned is an affiliate of the Corporation’s investment adviser has such knowledge of the business and financial affairs and possesses a sufficient degree of sophistication, knowledge and experience in financial and business matters such that it is capable of evaluating the common stock of the

Corporation and the economic risks of acquiring the same.

c. The purchase of the shares of common stock of the Corporation is being made for investment and not with a view to the resale or distribution of such shares within the meaning of the Securities Act of 1933, as amended, and such shares are being acquired by the undersigned for its own account and with its own funds and property.

d. The undersigned has been informed in writing, by being provided with a copy of this Subscription Agreement, that because the shares have not yet been registered under the Securities Act of 1933, as amended, nor the Securities

Act of Iowa or Nebraska, and because the Corporation may not successfully effect such registration, the undersigned may have to continue to bear the economic risk of the investment in such shares for an indefinite period.

e. The undersigned understands that it may not transfer said shares, or any interest therein, without  the delivery to the Corporation of an opinion of counsel satisfactory to the Corporation to the effect that the transfer does not violate applicable state or federal securities laws and that it is possible that he may be unable to make a public resale of such interest.

The undersigned hereby agrees as follows:

a. That all certificates, if any, for the shares of common stock to be purchased pursuant to this Subscription Agreement and all certificates in exchange therefor or in replacement thereof shall contain a legend in substantially the following language:

"These securities have not been registered under the Securities Act of 1933, as amended, nor under any applicable state securities law. They may not be sold,

transferred or otherwise disposed of unless they are registered under the

Securities Act of 1933, as amended, or any applicable state securities law or unless an exemption from such registration is then available in the opinion of counsel satisfactory to the Corporation."

b. That the Corporation may make a notation in its records or in the records of any transfer agent with respect to the restriction upon transferability of the subject shares to be purchased under this Subscription Agreement.

c. To indemnify the Corporation, its officers, directors and shareholders and to hold such persons and firm harmless of liability, costs, or expenses

(including reasonable attorneys' fees) arising as a result of the sale, transfer,

offers for sale or distribution of the shares to be purchased hereunder by him in violation of the Securities Act of 1933, as amended, or any other applicable law.

d. That its rights hereunder are not assignable.

e. That the shares purchased by the undersigned in accordance with this

Subscription Agreement shall be registered in the following manner:

Clarity Fund, LLC

DATED this 8th day of July 2009.

Clarity Fund, LLC, Subscriber

__/s/ Managing Member_________

Clarity Capital Management, Inc.,

Manager

   By:

____/s/_______________________

Bradley R. Peyton, President

ACCEPTANCE OF SUBSCRIPTION

The above Subscription is hereby accepted this 8th day of July 2009.

CLARITY FUND, INC.

By:

       _______/s/____________________

Bradley R. Peyton, President